Exhibit 99.1
REALNETWORKS ANNOUNCES FOURTH QUARTER AND
2006 FINANCIAL RESULTS
Record Annual and Quarterly Revenue of $395.3 million and $125.6 million
SEATTLE — February 14, 2007 — RealNetworks®, Inc. (Nasdaq: RNWK), the leading creator of digital media services and software, today announced results for the fourth quarter and fiscal year ended December 31, 2006.
Quarterly Highlights:
•	Record revenue of $125.6 million

•	Net income of $39.3 million

•	Earnings per diluted share of $0.22 and adjusted earnings per diluted share of $0.05
Full Year Highlights:
•	Record revenue of $395.3 million

•	Net income of $145.2 million

•	Earnings per diluted share of $0.81 and adjusted earnings per diluted share of $0.15
“2006 was a very successful year for RealNetworks,” said Rob Glaser, Chairman and CEO of RealNetworks. “We are pleased to report another year of record revenue and strong profitability. In addition to the company’s financial achievements, 2006 was a year of important strategic achievements for Real that set us up for our next phase of growth.”
For the fourth quarter of 2006, revenue grew 50% to $125.6 million compared to $83.6 million for the fourth quarter of 2005. Fourth quarter 2006 revenue includes two months of revenue totaling $26.7 million from the acquisition of WiderThan. For the fourth quarter of 2006, revenue in the Consumer Products and Services segment was as follows: Games revenue was $23.9 million, a 52% increase over the fourth quarter of 2005; Music revenue was $33.6 million, a 21% increase over the fourth quarter of 2005; and Media Software and Services revenue was $30.5 million, a 2% increase over the fourth quarter of 2005. In the Technology Products and Solutions segment, revenue was $37.6 million, a 270% increase over the fourth quarter of 2005, and includes $26.7 million of revenue related to WiderThan. Foreign currency exchange rate fluctuations positively impacted 2006 fourth quarter revenue by approximately $1.1 million compared to the fourth quarter of 2005.
Net income for the fourth quarter of 2006 was $39.3 million or $0.22 per diluted share, compared to $295.6 million or $1.61 per diluted share in the fourth quarter of 2005. Both periods’ results include payments related to Real’s antitrust settlement and commercial agreements with Microsoft. Further information regarding these payments can be found in Real’s SEC filings. Adjusted net income, described below in Real’s description of non-GAAP measures, was $9.9 million or $0.05 per diluted share for the fourth quarter of 2006, compared to a loss of ($6.1) million or ($0.04)

per share in the fourth quarter of 2005. Adjusted EBITDA for the fourth quarter of 2006 was $9.1 million compared to a loss of ($6.2) million in the fourth quarter of 2005. A reconciliation of GAAP net income to adjusted net income and adjusted EBITDA is provided in the financial tables that accompany this release.
Gross margin was 66% in the fourth quarter of 2006 compared to 71% in the fourth quarter of 2005. Operating expenses for the fourth quarter of 2006 were $31.1 million, compared to a benefit of $342.8 million in the prior year’s quarter. Fourth quarter 2006 and 2005 operating expenses include benefits related to payments under Real’s settlement and commercial agreements with Microsoft. Adjusted operating expenses in the fourth quarter of 2006 were $81.0 million compared to $70.1 million in the fourth quarter of 2005. A reconciliation of GAAP operating expenses to adjusted operating expenses is provided in the financial tables that accompany this release. For the fourth quarter of 2006, Real’s effective tax rate was approximately 33% which includes a $2.7 million benefit as a result of changes in deferred tax asset valuation allowances.
Fourth Quarter Acquisition of WiderThan
On October 31, 2006, Real acquired substantially all of the capital stock of WiderThan Co., Ltd. (Nasdaq: WTHN) through a cash tender offer. As a result of the tender offer, WiderThan became a majority-owned subsidiary of Real, and the financial results of WiderThan are included in Real’s consolidated financial statements subsequent to the acquisition date. Real currently owns 99.7% of WiderThan shares, and to date has paid approximately $337 million for its purchase of these shares.
Full Year 2006 Results
For the full year, revenue grew 22% to $395.3 million from $325.1 million in 2005. For the full year, revenue in the Consumer Products and Services segment was as follows: Games revenue was $86.2 million, a 53% increase over 2005; Music revenue was $123.0 million, a 21% increase over 2005; and Media Software & Services revenue was $113.5 million, a decrease of 7% compared to 2005. In the Technology Products and Solutions segment, revenue was $72.5 million, an increase of 61% over 2005. Foreign currency exchange rate fluctuations negatively impacted 2006 revenue by approximately $0.7 million compared to 2005.
Net Income for 2006 was $145.2 million or $0.81 per diluted share compared to $312.3 million or $1.70 per diluted share in 2005. Net income for 2006 and 2005 include benefits related to the Microsoft settlement. Adjusted net income for 2006 was $26.8 million or $0.15 per diluted share compared to $6.6 million or $0.04 per diluted share in 2005. Adjusted EBITDA for 2006 was $20.7 million compared to $11.3 million for 2005.
Gross margin in 2006 was 69%, compared to 70% in the prior year. Operating expenses were $80.6 million in 2006, compared to a benefit of $170.6 million in 2005. Operating expenses in 2006 and 2005 were significantly impacted by the Microsoft settlement. For 2006, Real’s effective tax rate was 36% which includes a $2.7 million benefit as a result of changes in deferred tax asset valuation allowances.
As of December 31, 2006, Real had approximately $679 million in unrestricted cash, cash equivalents and short-term investments, which includes the proceeds from

$100 million of convertible debt. Further, Real received approximately $61 million in additional payments related to the Microsoft agreements during the first quarter of 2007.
Under Real’s stock repurchase program, approximately 11.8 million shares were repurchased for $98.9 million during 2006. As of December 31, 2006, approximately $78.1 million remained available under the existing stock repurchase program.
As of December 31, 2006, Real had 1,594 full time employees.
Business Outlook
The following forward-looking statements reflect RealNetworks’ expectations as of February 14, 2007. The Company currently does not intend to update these forward-looking statements until its next quarterly results announcement.
For the full year 2007, Real expects revenue in the range of $540 million to $560 million, which represents approximately 37% to 42% growth over 2006. As a result of purchase price adjustments related to the WiderThan acquisition, Real will recognize approximately $5 million less in 2007 revenue than if WiderThan had remained a stand-alone company. Real expects 2007 GAAP net income per diluted share of $0.18 to $0.23 and adjusted net income per diluted share of $0.19 to $0.23. Included in Real’s GAAP guidance is approximately $21 million, or $0.11 per share, of acquisition costs related to WiderThan, including intangible asset amortization and stock options converted to cash rights, and $26 million to $30 million, or $0.14 to $0.16 per diluted share of non-cash stock based compensation expense. Stock based compensation expense is projected to be higher in 2007 than 2006 primarily due to options granted to employees who joined Real from WiderThan. In addition to the foregoing expenses, estimated adjusted net income in 2007 also excludes the effects from amortization of intangible assets of approximately $4 million, or $0.02 per share, from all previous acquisitions other than WiderThan. This guidance assumes an effective tax rate of approximately 41%, up from approximately 36% in 2006 due to certain non-deductible international expenses. See complete reconciliation of estimated GAAP net income per diluted share to adjusted net income per diluted share, provided in the financial tables that accompany this press release.
For the first quarter of 2007, Real expects revenue in the range of $122 million to $126 million, GAAP net income per diluted share of $0.16 to $0.18 and adjusted net income per diluted share of $0.02 to $0.04. This guidance assumes an effective tax rate of approximately 41%. See complete reconciliation of estimated GAAP net income per diluted share to adjusted net income per diluted share, provided in the financial tables that accompany this press release.
About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial results presented in accordance with GAAP, RealNetworks uses non-GAAP measures for certain components of financial performance. These non-GAAP measures include adjusted net income, adjusted net income per diluted share, adjusted EBITDA and adjusted operating expenses. For actual results presented through 2006, adjusted net income excludes the impact of the following: stock-based compensation expense; income and expenses including charitable contributions related to the Microsoft agreements; equity investment gains and losses from sale or impairments; acquisition costs related to the purchase of WiderThan, including amortization of intangible assets and expenses for employee stock options that were converted to cash rights; an estimate of the income taxes from the aforementioned items; and changes in deferred tax asset valuation allowances. Estimated 2007 adjusted net income excludes the impact of the items in Real’s 2006 adjusted net income, listed above, in addition to amortization of intangible assets for all acquisitions. Adjusted EBITDA excludes the impact of the following: interest income, net; income taxes; depreciation; amortization; stock based compensation; expenses for employee stock options that were converted to cash rights; equity investment gains and losses from sale or impairments; and income and expenses including charitable contributions related to the Microsoft agreements. The presentation of these non-GAAP financial measures is not intended to be considered as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current and expected future financial performance. The Company believes these non-GAAP measures provide useful information to management and investors by excluding certain income, expenses and gains and losses that may not be indicative of its core operating and financial results. Management uses these measures on an ongoing basis to track and assess the Company’s financial performance. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this press release.
The Company will host a webcast and conference call today at 5:00pm (Eastern)/2:00pm (Pacific). The live webcast featuring slides and audio, will be available at http://investor.realnetworks.com. Listeners will require RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “Fourth Quarter Earnings,” and the leader is Rob Glaser. A telephonic replay will be available until 8:00pm (Eastern) on February 21, 2007 and may be accessed by dialing 800-813-5527 (203-369-3347 for international callers).
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Roy Goodman, (206) 674-2330, rgoodman@real.com
ABOUT REALNETWORKS
RealNetworks, Inc. is a leading creator of digital media services and software including Rhapsody, RealPlayer® 10, and casual PC and mobile games. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. RealNetworks’ corporate information is located at http://www.realnetworks.com.
Forward Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) Real’s future revenue, GAAP and adjusted net income per diluted share, amortization of intangible assets, stock based compensation expense and income tax rate; (b) the continuing growth in demand for Real’s consumer products and business technologies; and (c) expected future payments resulting from the Microsoft agreements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; risks associated with acquisitions generally, and the acquisition of WiderThan in particular, including the risks of integration, unknown liabilities and operations in new markets and geographies, as well as risks specifically associated with WiderThan’s business; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; the impact on our gross margins from content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The preparation of our financial statements and forward looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
		(in thousands, except per share data)
Net revenue	$125,574	$83,568	$395,261	$325,059

Cost of revenue	42,320	23,976	124,108	98,249

Gross profit	83,254	59,592	271,153	226,810

Operating expenses:
Research and development	22,259	25,351	77,386	70,731
Sales and marketing	53,998	36,709	165,602	130,515
General and administrative	15,746	29,573	57,332	50,697
Loss on excess office facilities (A)	—	—	738	—

Subtotal operating expenses	92,003	91,633	301,058	251,943

Antitrust litigation benefit, net (B)	(60,856)	(434,425)	(220,410)	(422,500)

Total operating expenses, net	31,147	(342,792)	80,648	(170,557)

Operating income	52,107	402,384	190,505	397,367

Other income (expense), net:
Interest income, net	9,644	7,012	37,622	14,511
Equity in net income (loss) of equity method investments	326	—	326	(1,068)
Impairment of equity investments	(3,116)	(266)	(3,116)	(266)
Gain on sales of equity investments	—	—	2,286	19,330
Other, net	(302)	(55)	130	(331)

Other income, net	6,552	6,691	37,248	32,176

Income before income taxes	58,659	409,075	227,753	429,543
Income tax provision	(19,357)	(113,435)	(82,537)	(117,198)

Net income	$39,302	$295,640	$145,216	$312,345

Net income per basic share	$0.24	$1.76	$0.90	$1.84

Net income per diluted share	$0.22	$1.61	$0.81	$1.70

Shares used to compute net income per basic share	162,130	167,573	160,973	169,986
Shares used to compute net income per diluted share	180,919	183,728	179,281	184,161

(A)	The loss on unoccupied excess office facilities represents an increase in the estimate of the loss from building operating costs not expected to be recovered.

(B)	Consists of amounts received under the Settlement and Commercial agreements with Microsoft, net of certain legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2006	2005
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$525,232	$651,971
Short-term investments	153,688	129,356
Trade accounts receivable, net	65,751	16,721
Deferred tax assets, net, current portion	892	54,204
Prepaid expenses and other current assets	23,632	11,933

Total current assets	769,195	864,185

Equipment, software and leasehold improvements, at cost:
Equipment and software	83,587	56,402
Leasehold improvements	29,665	27,964

Total equipment, software and leasehold improvements	113,252	84,366
Less accumulated depreciation and amortization	65,509	51,228

Net equipment, software and leasehold improvements	47,743	33,138

Restricted cash equivalents	17,300	17,300
Equity investments	22,649	46,163
Other assets	5,148	2,397
Deferred tax assets, net, non-current portion	27,150	19,147
Goodwill	309,122	123,330
Other intangible assets, net	105,109	7,337

Total assets	$1,303,416	$1,112,997

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$52,097	$11,397
Accrued and other liabilities	104,328	112,340
Deferred revenue, current portion	24,137	25,021
Accrued loss on excess office facilities, current portion	4,508	4,623

Total current liabilities	185,070	153,381

Deferred revenue, non-current portion	3,440	276
Accrued loss on excess office facilities, non-current portion	9,993	13,393
Deferred rent	4,331	4,018
Convertible debt	100,000	100,000
Deferred tax liabilties, net, non-current portion	27,076	—
Other long-term liabilities	3,740	196

Total liabilities	333,650	271,264

Total shareholders’ equity	969,766	841,733

Total liabilities and shareholders’ equity	$1,303,416	$1,112,997

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended December 31,
	2006	2005
	(in thousands)
Cash flows from operating activities:
Net income	$145,216	$312,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,980	16,243
Stock-based compensation	18,151	128
Equity in net losses of equity method investments	—	1,068
Impairment of equity investments	3,116	266
Gain on sales of equity investments	(2,286)	(19,330)
Changes in accrued loss on excess office facilities and content agreement	(3,516)	(9,161)
Loss on disposal of equipment	276	—
Deferred income taxes	64,645	107,208
Other	97	804
Excess tax benefit from stock option exercises	(4,966)	—
Net change in certain operating assets and liabilities, net of balances from businesses acquired during the year	(37,886)	51,182

Net cash provided by operating activities	203,827	460,753

Cash flows from investing activities:
Purchases of equipment, software and leasehold improvements	(13,808)	(13,782)
Purchases of intangible assets	—	(1,125)
Purchases of short-term investments	(204,841)	(153,491)
Proceeds from sales and maturities of short-term investments	180,973	168,358
Decrease in restricted cash equivalents	—	2,851
Proceeds from sales of equity investments	2,286	19,530
Purchases of cost based investments	(834)	(647)
Payment of acquisition costs, net of cash acquired	(257,841)	(14,705)

Net cash provided by (used in) investing activities	(294,065)	6,989

Cash flows from financing activities:
Net proceeds from sale of common stock under employee stock purchase plan and exercise of stock options	54,929	20,361
Repayment of long-term note payable	—	(648)
Excess tax benefit from stock option exercises	4,966	—
Repurchase of common stock	(98,876)	(54,321)

Net cash used in financing activities	(38,981)	(34,608)

Effect of exchange rate changes on cash and cash equivalents	2,480	(589)

Net increase (decrease) in cash and cash equivalents	(126,739)	432,545
Cash and cash equivalents at beginning of year	651,971	219,426

Cash and cash equivalents at end of year	$525,232	$651,971

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2006				2005
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
				(in thousands)
Net Revenue by Line of Business: *
Consumer products and services (A)	$88,022	$82,497	$77,442	$74,811	$73,415	$71,750	$70,593	$64,206
Technology products and solutions (B)	37,552	11,179	11,967	11,791	10,153	10,483	12,093	12,366

Total net revenue	$125,574	$93,676	$89,409	$86,602	$83,568	$82,233	$82,686	$76,572

Consumer Products and Services: *
Subscriptions (C)	$50,835	$50,878	$47,452	$47,832	$47,508	$47,347	$47,821	$44,400
Media properties (D)	18,815	13,883	11,546	9,484	10,224	9,606	8,986	6,033
E-commerce and other (E)	18,372	17,736	18,444	17,495	15,683	14,797	13,786	13,773

Total consumer products and services revenue	$88,022	$82,497	$77,442	$74,811	$73,415	$71,750	$70,593	$64,206

Consumer Products and Services: *
Music (F)	$33,623	$30,375	$30,118	$28,918	$27,760	$26,193	$24,933	$22,883
Media software and services (G)	30,513	29,586	26,127	27,277	29,914	30,858	32,012	29,134
Games (H)	23,886	22,536	21,197	18,616	15,741	14,699	13,648	12,189

Total consumer products and services revenue	$88,022	$82,497	$77,442	$74,811	$73,415	$71,750	$70,593	$64,206

Net Revenue by Geography:
United States	$81,758	$69,433	$66,542	$65,700	$65,177	$63,478	$63,443	$57,757
Rest of world	43,816	24,243	22,867	20,902	18,391	18,755	19,243	18,815

Total net revenue	$125,574	$93,676	$89,409	$86,602	$83,568	$82,233	$82,686	$76,572

Gross Margin by Line of Business:
Consumer products and services	70%	68%	68%	67%	70%	68%	68%	65%
Technology products and solutions	58%	81%	81%	83%	81%	82%	83%	82%
Total gross margin	66%	70%	70%	69%	71%	70%	70%	68%

Subscribers (presented as greater than) **
Total Subscribers (I)	22,700	2,450	2,400	2,400	2,250	2,200	2,000	1,850
Technology Products and Solutions Application Services Subscribers (J)	20,200
Total Music Subscribers (K)	2,550	1,650	1,625	1,575	1,425	1,300	1,150	975

*	Reclassifications were made to the presentation of 2005 data to conform to the presentation for 2006

**	Beginning the quarter ended December 31, 2006, total subscribers reflect the inclusion of subscribers related to wireless carrier application subscription services.
Total Music Subscribers includes subscribers from our Technology Products and Solutions Application Subscription Service, such as Music-on-Demand, as well as our Consumer Music Services, such as Rhapsody and Premium Radio. Although Music-on-Demand subscribers are included in the Technology Products and Solutions Applications Services subscribers and Total Music subscribers, these subscribers are only counted once as part of our Total Subscribers.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music, and advertising

(B)	Revenue is derived from carrier application services such as ringback tones and music-on-demand, media delivery system software, support and maintenance services, broadcast hosting services and consulting services

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions

(D)	Revenue is derived from advertising and through the distribution of third party products

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services, sales and distribution of third party software products and advertising related to our non-game and non-music related web properties

(H)	Revenue is derived from the GamePass subscription service, sales of games, advertising generated from our games and game-related websites and the distribution of third party products

(I)	Total subscribers include Technology Products and Solutions application services and consumer subscription services including: Ringback Tones, Music-on-Demand, Video-on-Demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, GamePass and stand-alone subscriptions

(J)	Technology Products and Solutions application service subscribers include: Ringback Tones, Music-on-Demand and Video-on-Demand

(K)	Music subscribers represent an aggregate of all of our music services and include both Technology Products and Solutions application services subscribers and consumer subscription services. Music Subscribers include: Rhapsody, Rhapsody-to-Go, premium radio and Music-on-Demand. Revenue from Technology Products and Solutions application services, including Music-on-Demand are included in our Technology Products and Solutions revenue.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
A reconciliation of net income in accordance with GAAP to total adjusted net income (loss) is as follows:

	Year Ended	Quarters Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2006	2006	2006	2006	2006
		(in thousands, except per share data)
Net income in accordance with GAAP	$145,216	$39,302	$42,153	$38,878	$24,883
Stock based compensation	18,151	5,819	5,021	3,673	3,638
Loss (gain) on equity investments	830	3,116	—	(2,286)	—
Conversion of WiderThan stock options to a cash equivalent	641	641	—	—	—
WiderThan acquisition related intangible asset amortization	3,056	3,056	—	—	—
Expenses (benefit) related to antitrust litigation:
Income	(221,000)	(61,000)	(62,000)	(58,000)	(40,000)
Expenses	3,994	1,026	1,000	997	971
Charitable contributions	6,928	2,009	1,889	1,805	1,225
Tax impact of above proforma items	71,640	18,604	20,587	19,732	12,717
Income tax valuation allowance changes	(2,662)	(2,662)	—	—	—

Total adjusted net income	$26,794	$9,911	$8,650	$4,799	$3,434

GAAP net income per basic share	$0.90	$0.24	$0.26	$0.24	$0.15
GAAP net income per diluted share	$0.81	$0.22	$0.24	$0.22	$0.14

Adjusted basic net income per share	$0.17	$0.06	$0.05	$0.03	$0.02
Adjusted diluted net income per share	$0.15	$0.05	$0.05	$0.03	$0.02

Shares used to compute net income per basic share	160,973	162,130	160,578	159,938	160,887
Shares used to compute net income per diluted share	179,281	180,919	178,913	177,337	176,923

	Year Ended	Quarters Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2005*	2005*	2005	2005	2005
		(in thousands, except per share data)
Net income in accordance with GAAP	$312,345	$295,640	$11,182	$4,709	$814
Stock based compensation	128	19	25	48	36
Loss (gain) on equity investments	(19,064)	266	(11,740)	(7,590)	—
Conversion of WiderThan stock options to a cash equivalent	—	—	—	—	—
WiderThan acquisition related intangible asset amortization	—	—	—	—	—
Expenses (benefit) related to antitrust litigation:
Income	(478,571)	(478,571)	—	—	—
Expenses	62,775	50,850	3,531	4,650	3,744
Charitable contributions	14,786	14,786	—	—	—
Tax impact of above proforma items	156,871	153,547	3,324	—	—
Income tax valuation allowance changes	(42,645)	(42,645)	—	—	—

Total adjusted net income (loss)	$6,625	$(6,108)	$6,322	$1,817	$4,594

GAAP net income per basic share	$1.84	$1.76	$0.07	$0.03	$0.00
GAAP net income per diluted share	$1.70	$1.61	$0.06	$0.03	$0.00

Adjusted basic net income (loss) per share	$0.04	$(0.04)	$0.04	$0.01	$0.03
Adjusted diluted net income per share	$0.04	n/a	$0.03	$0.01	$0.02

Shares used to compute net income (loss) per basic share	169,986	167,573	170,797	171,393	170,947
Shares used to compute net income per diluted share	184,161	183,728	184,180	184,816	184,686

*	Fourth quarter and full year 2005 have been restated to conform to the presentation for 2006 Due to the use of rounding convention for quarterly reporting, the sum of quarters may not equal annual totals

A reconciliation of net income in accordance with GAAP to total adjusted EBITDA is as follows:

	Year Ended	Quarters Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2006	2006	2006	2006	2006
	(in thousands)
Net income in accordance with GAAP	$145,216	$39,302	$42,153	$38,878	$24,883
Interest income, net	(37,622)	(9,644)	(10,618)	(9,381)	(7,979)
Stock based compensation	18,151	5,819	5,021	3,673	3,638
Conversion of WiderThan stock options to a cash equivalent	641	641	—	—	—
Loss (gain) on equity investments	830	3,116	—	(2,286)	—
Depreciation and amortization	20,980	8,500	4,261	3,967	4,252
Expenses (benefit) related to antitrust litigation:
Income	(221,000)	(61,000)	(62,000)	(58,000)	(40,000)
Expenses	3,994	1,026	1,000	997	971
Charitable contributions	6,928	2,009	1,889	1,805	1,225
Income taxes	82,537	19,357	25,908	22,521	14,751

Total adjusted EBITDA	$20,655	$9,126	$7,614	$2,174	$1,741

	Year Ended	Quarters Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2005	2005	2005	2005	2005
	(in thousands)
Net income in accordance with GAAP	$312,345	$295,640	$11,182	$4,709	$814
Interest income, net	(14,511)	(7,012)	(2,904)	(2,579)	(2,016)
Stock based compensation	128	19	25	48	36
Conversion of WiderThan stock options to a cash equivalent	—	—	—	—	—
Loss (gain) on equity investments	(19,064)	266	(11,740)	(7,590)	—
Depreciation and amortization	16,243	4,374	4,195	4,044	3,630
Expenses (benefit) related to antitrust litigation:
Income	(478,571)	(478,571)	—	—	—
Expenses	62,775	50,850	3,531	4,650	3,744
Charitable contributions	14,786	14,786	—	—	—
Income taxes	117,198	113,435	3,457	162	144

Total adjusted EBITDA	$11,329	$(6,213)	$7,746	$3,444	$6,352

A reconciliation of GAAP cost of revenue and operating expenses for the quarters and years ended December 31, 2006 and 2005 to adjusted cost of revenue and operating expenses is as follows:

	Quarter Ended December 31, 2006
	As	Stock-Based	Antitrust Litigation	WiderThan Acquisition
	Reported	Compensation	Related	Related Costs (1)	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$42,320	$(108)	$—	$(1,314)	$40,898

Operating expenses:
Research and development	$22,259	$(1,946)	$—	$(108)	$20,205
Sales and marketing	53,998	(2,440)	—	(2,131)	49,427
General and adminstrative	15,746	(1,325)	(2,891)	(144)	11,386
Antitrust litigation benefit, net	(60,856)	—	60,856		—

Total adjusted operating expenses, net	$31,147	$(5,711)	$57,965	$(2,383)	$81,018

	Quarter Ended December 31, 2005
	As	Stock-Based	Antitrust Litigation
	Reported	Compensation	Related	Adjusted
		(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$23,976	$—	$—	$23,976

Operating expenses:
Research and development	$25,351	$(16)	$—	$25,335
Sales and marketing	36,709	—	—	36,709
General and adminstrative	29,573	(3)	(21,490)	8,080
Antitrust litigation benefit, net	(434,425)	—	434,425	—

Total adjusted operating expenses, net	$(342,792)	$(19)	$412,935	$70,124

	Year Ended December 31, 2006
	As	Stock-Based	Antitrust Litigation	WiderThan Acquisition
	Reported	Compensation	Related	Related Costs (1)	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$124,108	$(257)	$—	$(1,314)	$122,537

Operating expenses:
Research and development	$77,386	$(6,512)	$—	$(108)	$70,766
Sales and marketing	165,602	(7,152)	—	(2,131)	156,319
General and adminstrative	57,332	(4,230)	(10,332)	(144)	42,626
Loss on excess office facilities	738				738
Antitrust litigation benefit, net	(220,410)	—	220,410		—

Total adjusted operating expenses, net	$80,648	$(17,894)	$210,078	$(2,383)	$270,449

	Year Ended December 31, 2005
	As	Stock-Based	Antitrust Litigation
	Reported	Compensation	Related	Adjusted
		(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$98,249	$—	$—	$98,249

Operating expenses:
Research and development	$70,731	$(100)	$—	$70,631
Sales and marketing	130,515	—	—	130,515
General and adminstrative	50,697	(28)	(21,490)	29,179
Antitrust litigation benefit, net	(422,500)	—	422,500	—

Total adjusted operating expenses, net	$(170,557)	$(128)	$401,010	$230,325

(1)	Includes acquisition related intangible amortization and the expense related to the conversion of WiderThan outstanding stock options to cash rights

Forward Looking Guidance
A reconciliation of GAAP net income per diluted share guidance for the quarter ending March 31, 2007 and the full year ending December 31, 2007 to adjusted net income per diluted share guidance is as follows:

	Quarter Ending March 31, 2007		Year Ending December 31, 2007
	Low	High	Low	High
Net Income per diluted share in accordance with GAAP	$0.16	$0.18	$0.18	$0.23
Stock-based compensation	0.03	0.03	0.16	0.14
Conversion of WiderThan stock options to a cash equivalent	0.00	0.00	0.01	0.01
Acquisition related intangible asset amortization	0.03	0.03	0.12	0.12
Net benefit related to antitrust litigation:	(0.32)	(0.32)	(0.32)	(0.31)
Tax impact of above proforma items	0.12	0.12	0.04	0.04

Total adjusted net income	$0.02	$0.04	$0.19	$0.23